Exhibit 99.1

PennantPark Floating Rate Capital Ltd. Completes $301.4 Million Debut CLO

NEW YORK, NY — (GLOBE NEWSWIRE — September 19, 2019) — PennantPark Floating Rate Capital Ltd. (the “Company”) (NASDAQ: PFLT) (TASE: PFLT) today announced that it completed a $301.4 million term debt securitization transaction (the “CLO Transaction”). The debt securitization is backed by a diversified portfolio of middle market loans, and consists of the following classes of notes (collectively, the “Secured Notes”) and preferred shares (the “Preferred Shares”) pursuant to an indenture dated as of September 19, 2019 (the “Closing Date”):

Class	Par Amount ($ in millions)	% of Capital Structure	Coupon	Expected Rating (S&P / Fitch)	Issuance Price
A-1 Note	$78.5	26.0%	3 Mo LIBOR + 1.800%	AAA / AAA	100.00%
A-1 Loan	$77.5	25.7%	3 Mo. LIBOR + 1.800%	AAA / AAA	100.00%
A-2 Fixed	$15.0	5.0%	3.660%	AAA / NR	100.00%
B-1 Float	$14.0	4.6%	3 Mo LIBOR + 2.900%	AA / NR	100.00%
B-2 Fixed	$16.0	5.3%	4.266%	AA / NR	100.00%
C-1 Float	$19.0	6.3%	3 Mo LIBOR + 4.000%	A / NR	100.00%
C-2 Fixed	$8.0	2.7%	5.379%	A / NR	100.00%
D	$18.0	6.0%	3 Mo LIBOR + 4.750%	BBB- / NR	96.79%
Preferred Shares	$55.4	18.4%		NR	N/A
Totals	$301.4	100.0%

The Company has retained all of the Class D Notes and Preferred Shares through a consolidated subsidiary. The reinvestment period for the term debt securitization ends on October 15, 2023 and the Secured Notes are scheduled to mature on October 15, 2031. The proceeds from the Secured Notes will be used to repay a portion of the Company’s $520 million secured credit facility. In addition, the Company acts as retention holder in connection with the CLO Transaction for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such has agreed to retain all of the Preferred Shares. GreensLedge Capital Markets LLC acted as lead placement agent on the CLO Transaction.

“I am extremely pleased with the pricing and structure of PennantPark’s inaugural collateralized loan obligation, which speaks volumes about our track record and the strength of our investment platform,” said Art Penn, Chief Executive Officer. “The maturity, reinvestment period and pricing of this financing are attractive and well matched to our asset base. This CLO also creates even more funding diversity and assists us with achieving leverage targets over time.”

The Secured Notes are the secured obligation of the Issuers, and the Indenture and the Credit Agreement include customary covenants and events of default. The Secured Notes and the Preferred Shares offered as part of the term debt securitization have not been and will not be registered under the Securities Act of 1933, as amended, or the Securities Act, or any state “blue sky” laws, and may not be offered or sold in the United States absent registration under Section 5 of the Securities Act or an applicable exemption from such registration requirements. Collateralized loan obligations are a form of secured financing incurred by the Company, which are consolidated by the Company and subject to the Company’s overall asset coverage requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which today has more than $3.2 billion of assets under management. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

PennantPark Floating Rate Capital Ltd. may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from its historical experience and present expectations.

CONTACT:

Aviv Efrat

PennantPark Floating Rate Capital Ltd.

(212) 905-1000

www.pennantpark.com